Exhibit 10.1

THIRD AMENDMENT AND CONSENT
THIRD AMENDMENT AND CONSENT, dated as of May 4, 2016 (this “Amendment”), to the Secured Credit Agreement, dated as of November 22, 2013 (as amended, modified, restated and supplemented from time to time, the “Credit Agreement”), among XL GROUP PLC, an Irish public limited company (“XL Group”), XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company (“XL Insurance (Bermuda)”), XL RE LTD, a Bermuda limited liability company (“XL Re”), XL RE EUROPE SE (formerly known as XL RE EUROPE PLC), a European company organized under the laws of Ireland (“XL Re Europe”), XL INSURANCE COMPANY SE (formerly known as XL INSURANCE COMPANY PLC), a European company domiciled in the United Kingdom (“XL Insurance”), XL INSURANCE SWITZERLAND LTD, a company limited by shares organized under the laws of Switzerland (“XL Switzerland”), and XL LIFE LTD, a Bermuda company (“XL Life” and together with XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re, XL Re Europe, XL Insurance and XL Switzerland, each an “Account Party” and collectively, the “Account Parties”; XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re and XL Life, each a “Guarantor” and collectively the “Guarantors”; the Account Parties and the Guarantors being collectively referred to as the “Obligors”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON, as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders agreed to make certain extensions of credit to the Account Parties;
WHEREAS, XL Group and its Subsidiaries (collectively, the “XL Group of Companies”) intend to effect a change in the jurisdiction of incorporation of the parent company of the XL Group of Companies from Ireland to Bermuda in a series of transactions, which transactions are set forth in Schedule I hereto (collectively, the “Redomestication Transactions”) pursuant to which (i) XL Group will become a subsidiary of a newly formed Bermuda limited liability company (“New XL Group”) and (ii) the shareholders of XL Group will become the shareholders of New XL Group;
WHEREAS, XL Insurance (Bermuda) and XL Re intend to amalgamate to form a new amalgamated company (the “Amalgamation”);
WHEREAS, in connection with the Redomestication Transactions and the Amalgamation, the Account Parties have requested that certain provisions of the Credit Agreement be amended as set forth herein and that the requisite Lenders provide the consent as set forth herein; and
WHEREAS, the requisite Lenders are willing to agree to such amendments and provide such consent on the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms; Rules of Construction. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply herein.

SECTION 2.Amendments to Credit Agreement.

2.1    References Generally. On and after the Third Amendment Effective Date, each reference in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” and words of similar import) shall be deemed to be references to the Credit Agreement as amended hereby.

2.2    Amendments to Section 1.01 (Defined Terms) of the Credit Agreement.
(a)    The following defined terms shall be inserted in Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Catlin Entities” means Catlin Insurance Company (UK) Ltd, a private limited company domiciled in England & Wales, Catlin Re Switzerland Ltd., a company limited by shares organized under the laws of Switzerland, and Catlin Underwriting Agencies Limited, a limited company domiciled in England & Wales.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Joinder Agreement” means a document substantially in the form set out in Exhibit D (Form of Joinder Agreement).
“New XL Group” has the meaning assigned to such term in Section 10.04(g).
“Resignation Letter” means a letter substantially in the form set out in Exhibit E (Form of Resignation Letter).
“Third Amendment” means the Third Amendment, dated as of May 4, 2016, to this Agreement among the Obligors, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment, which date is, for the avoidance of doubt, May 4, 2016.
“Wholly-Owned Subsidiary” or “wholly-owned Subsidiary” of any Person means a subsidiary of such Person of which securities (except for directors' qualifying shares and foreign national qualifying shares to the extent required by applicable law) or other ownership interests representing 100% of the outstanding ownership interests are, at the time any determination is being made, owned by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)    The definition of “Account Parties” is hereby amended by inserting “and any Person that becomes an Account Party pursuant to Section 10.04(g) hereof” at the end thereof.

(c)    The definition of “Defaulting Lender” is hereby amended by inserting “(including and together with any Bail-In Action)” immediately after “Bankruptcy Event” at the end thereof.
(d)    The definition of “Guarantors” is hereby amended by inserting “and shall include any Person that becomes a Guarantor pursuant to Section 10.04(g) hereof” at the end thereof.
(e)    The definition of “Successor Account Party” is hereby amended by (i) deleting “(other than an Account Party)” after “any Subsidiary of XL Group” and inserting such deleted phrase after “any Person”, (ii) inserting “, amalgamation” after the term “consolidation” each time such term is used, (iii) immediately after “this Agreement” in clause (ii) of such definition, inserting “and each other applicable Credit Document (or otherwise confirms that all such obligations of such Account Party are its obligations) and becomes an Account Party hereunder and an Account Party or a “Pledgor” under the other applicable Credit Documents” and (iv) immediately after “Successor Account Party” in clause (v) of such definition, inserting “and, in the case of any such opinion, in form and substance otherwise reasonably acceptable to the Administrative Agent”.
2.3    Amendment to Section 6.01 (Financial Statements and Other Information) of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by (i) deleting “and” after “XL Switzerland” and substituting “,” in lieu thereof and inserting “and each of the Catlin Entities (in the event it has become an Account Party pursuant to Section 10.04(g) hereof)” in clause (b)(i) immediately after “XL Life”, and (ii) deleting “and” after “XL Switzerland” and substituting “,” in lieu thereof and inserting “and each of the Catlin Entities (in the event it has become an Account Party pursuant to Section 10.04(g) hereof)” in clause (c)(ii) immediately after “XL Life”.
2.4    Amendment to Section 6.03 (Preservation of Existence and Franchises) of the Credit Agreement. Section 6.03 of the Credit Agreement is hereby amended by (i) replacing the phrase “merger or consolidation” with “merger, consolidation or amalgamation” and (ii) inserting “Section 7.02(d) (solely with respect to Dispositions (i) by Account Parties that are not Guarantors, (ii) by any Guarantor to any other Guarantor or (iii) by any Significant Subsidiary that is not an Obligor to any Account Party or other Wholly-Owned Subsidiary of XL Group) and the subsequent dissolution or liquidation of such Person making such Disposition or” before “Section 7.02(e)”.
2.5    Amendment to Section 7.01 (Mergers) of the Credit Agreement. Section 7.01 of the Credit Agreement is hereby amended by (i) inserting “, amalgamate” before the phrase “or consolidate” each time such phrase is used, (ii) inserting “, amalgamation” before the phrase “or consolidation” each time such phrase is used, (iii) inserting “, amalgamates” before the phrase “or consolidates” each time such phrase is used and (iv) inserting the phrase “to Bermuda, the Cayman Islands, Ireland, Switzerland, the United States or the United Kingdom” after the phrase “jurisdiction of incorporation of such Account Party” in clause (c) thereof.
2.6    Amendment to Section 7.03(j) (Liens) of the Credit Agreement. Section 7.03(j) of the Credit Agreement is hereby amended by (i) inserting “or amalgamated” after the term “consolidated” and (ii) inserting “, amalgamation” after the term “consolidation”.
2.7    Amendment to Section 7.08 (Financing Strength Ratings) of the Credit Agreement. Section 7.08 of the Credit Agreement is hereby amended by (i) replacing the term “merger” with the phrase “merger, consolidation or amalgamation”, (ii) inserting the phrase “including, for the avoidance of doubt, any Person surviving an amalgamation” after the phrase “surviving corporation” and (iii) inserting the following parenthetical at the end thereof “(it being understood, for the avoidance of doubt, that this Section 7.08 shall not be construed in a manner that would require any entity referenced in this Section 7.08 to maintain its existence in order to comply with this Section unless it is required to maintain its existence pursuant to Section 6.03; provided further that in the event of any merger, consolidation or amalgamation of such entity, the requirements of clause (i) above shall have been satisfied)”.
2.8    Amendment to Section 8.01(l) (Events of Default) of the Credit Agreement. Section 8.01(l) of the Credit Agreement is hereby amended by inserting the following parenthetical at the end thereof “(it being understood, for the avoidance of doubt, that a Default or an Event of Default under this Section 8.01(l) shall not occur solely as a result of any entity referenced in this Section 8.01(l) ceasing to maintain its existence in a transaction otherwise permitted under this Agreement)”.
2.9    Amendment to Section 8.01(m) (Events of Default) of the Credit Agreement. Section 8.01(m) of the Credit Agreement is hereby amended by inserting “the resignation of a Guarantor pursuant to Section 10.04(h), a liquidation or dissolution of a Guarantor permitted pursuant to Section 6.03 or” immediately before “a Disposition”.

2.10    Amendment to Section 10.02(b)(v) (Amendments) of the Credit Agreement. Section 10.02(b)(v) of the Credit Agreement is hereby amended by inserting “the resignation of a Guarantor pursuant to Section 10.04(h), a liquidation or dissolution of a Guarantor permitted pursuant to Section 6.03 or” immediately before “a Disposition”.
2.11    Amendment to Section 10.04(f) (Assignments by Account Parties) of the Credit Agreement. Section 10.04(f) of the Credit Agreement is hereby amended by inserting “(with such changes mutually agreed upon by the parties thereto in order to assign all other rights, obligations, duties and liabilities of such Account Party under this Agreement)” immediately after “Exhibit B hereto”.
2.12    Amendment to Section 10.04 (Successors and Assigns) of the Credit Agreement. Section 10.04 of the Credit Agreement is hereby further amended by adding the following new paragraphs at the end thereof:
“(g)    Additional Account Parties and/or Guarantors. Subject to compliance with the requirements below, XL Group may request that XL Group Ltd, a Bermuda exempted company (“New XL Group”), and any Catlin Entity become an additional Account Party and/or Guarantor and that any other Wholly-Owned Subsidiary of XL Group become a Guarantor. New XL Group or such Catlin Entity, as applicable, shall become an additional Account Party and/or Guarantor, and such other Wholly-Owned Subsidiary shall become a Guarantor, provided that, in each case, (i) such Person is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the jurisdiction of organization of Bermuda, the Cayman Islands, Ireland, Switzerland, the United States or the United Kingdom, (ii) such Person delivers to the Administrative Agent a duly completed and executed Joinder Agreement and, with respect to any new Account Party, becomes a party to the Pledge Agreement pursuant to Section 8(q) thereof and the Collateral Account Control Agreement, (iii) except in the case of New XL Group, immediately after such transaction, no Default or Event of Default exists, (iv) each Guarantor shall have confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement, (v) such Person shall have delivered to the Administrative Agent (A) a certificate of a Responsible Officer in form and substance satisfactory to the Administrative Agent stating that the Joinder Agreement has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against such Person, and certifying to and attaching copies of its certificate of incorporation, by-laws or other equivalent organizational documents and resolutions relating to the entry into the Joinder Agreement and (B) an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent, (vi) the Administrative Agent shall have received such other documentation and/or certificates (including, without limitation, certificates of existence and/or good standing certificates in the case of any such Person organized under the laws of the United States or any States thereof (or any other jurisdiction where the concept of “good standing” is applicable)) as the Administrative Agent may reasonably request, (vii) prior to the date designated for the joinder of any such Person as an Account Party, the Administrative Agent shall not have received notice from any Lender that the issuance of a Letter of Credit for the account of, or other extension of credit to, such Person, shall contravene any law or regulation applicable to such Lender and (viii) each Lender and Issuing Lender and the Administrative Agent shall have received, at least 5 Business Days prior to such Person becoming an Account Party and/or Guarantor, as applicable, all documentation and other information about such Person as shall have been reasonably requested in writing by such Lender, Issuing Lender or the Administrative Agent for purposes of complying with all necessary “know your customer” or other similar checks under all applicable Laws, including anti-money laundering rules and regulations and the USA Patriot Act, prior to delivery of the Joinder Agreement.
(h)    Resignation of an Account Party and/or Guarantor. XL Group may request (so long as (x) no Default is then in existence or would result therefrom and (y) all amounts then due and payable by any such Account Party and/or Guarantor under this Agreement and the other Credit Documents shall have been paid in full) that an Account Party and/or Guarantor cease to be an Account Party and/or Guarantor, as applicable (in the case of any Guarantor, solely in connection with a dissolution or liquidation thereof permitted pursuant to Section 6.03), by delivering to the Administrative Agent a Resignation Letter. Any Resignation Letter delivered in accordance with this Section 10.04(h) shall be effective upon receipt thereof by the Administrative Agent, which shall promptly notify the Lenders thereof. Notwithstanding the foregoing, (x) the delivery of a Resignation Letter with respect to any Account Party and/or Guarantor shall not terminate (i) any obligation of such Account Party and/or Guarantor that remains unpaid at the time of such delivery, (ii) the obligations of any other Guarantor under Section 3 with respect to any such unpaid obligations or (iii) the obligations of such Account Party in its capacity as a Guarantor, if applicable, except to the extent expressly permitted pursuant to the first sentence of this Clause (h) and (y) any such Account Party shall remain a party hereto and to any other Credit Document to which such Account Party is a party prior to the delivery of such Resignation Letter and shall continue to have all the rights and obligations of an Account Party under this Agreement and any other such Credit Document with respect to any Letters of Credit issued on behalf of such Account Party prior to delivery of such Resignation Letter (until such time as such Letters of Credit issued for its account have been (i) terminated or expired or (ii) dealt with in any other manner reasonably satisfactory to the Administrative Agent and each Issuing Lender with respect thereto) but shall not be permitted to request the issuance, amendment or renewal of any additional Letters of Credit.”

2.13    Amendment to Article X (Miscellaneous) of the Credit Agreement. Article X of the Credit Agreement is hereby further amended by adding the following new paragraph at the end thereof:
“Section 10.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”
2.14    Amendments to Exhibits to the Credit Agreement. The exhibits to the Credit Agreement are hereby amended by inserting Exhibit A and Exhibit B attached hereto as Exhibit D and Exhibit E to the Credit Agreement, respectively.
SECTION 3.Consent. For the avoidance of doubt, notwithstanding the amendments to the Credit Agreement made pursuant to this Amendment, the requisite Lenders hereby expressly consent to the following transactions:
(a)the Redomestication Transactions; provided that (i) no Default is then in existence or would result therefrom (after taking into account the consents and amendments set forth herein), (ii) New XL Group shall have (A) become an Account Party and Guarantor under the Credit Agreement by satisfaction of the requirements under Section 10.04(g) of the Credit Agreement and (B) assumed all of the rights and obligations of XL Group under the Credit Documents pursuant to Section 10.04(f) of the Credit Agreement, in each case, substantially contemporaneously with the consummation of the Redomestication Transactions and (iii) there shall be no outstanding Letters of Credit issued on behalf of XL Group. Following the consummation of the Redomestication Transactions, the joinder of New XL Group as an Account Party and Guarantor and the assumption by New XL Group of all of the rights and obligations of XL Group under the Credit Documents, New XL Group shall be treated as a permitted successor to XL Group and all references to XL Group in the Credit Agreement, Pledge Agreement, Collateral Account Control Agreement and each other Credit Document shall be deemed to be a reference to New XL Group (including, without limitation, such references to XL Group in Section 2.05(j), Section 2.06(b), Section 2.08, Section 2.10, Section 2.11, Section 2.13, Section 6.01 (it being understood that any requirements therein to deliver financial statements for New XL Group with comparative figures for prior periods shall be satisfied by delivering such figures with respect to XL Group plc, where applicable) and Section 10.03 of the Credit Agreement, Section 8(k) of the Pledge Agreement, and Section 6(A), Section 6(G), Section 7(B)(iv) and (v) and Section 9(A) of the Collateral Account Control Agreement);
(b)the liquidation of XL Group; provided that the proviso to the preceding clause (a) shall have been satisfied and substantially all of the assets of XL Group shall have been transferred to New XL Group;
(c)the liquidation of XL Company Switzerland LLC, a direct Wholly-Owned subsidiary of XLIT; provided that any material assets of XL Company Switzerland LLC shall have been transferred to a Wholly-Owned Subsidiary of XL Group; and
(d)the amalgamation of XL Insurance (Bermuda) and XL Re into a newly amalgamated company incorporated under the laws of Bermuda and to be called XL Bermuda Ltd; provided that XL Bermuda Ltd shall become (x) a Successor Account Party under the Credit Agreement with respect to each of XL Insurance (Bermuda) and XL Re by satisfaction of the requirements under such definition (as amended by this Amendment) (it being understood and agreed that the requirements of clause (vi) of such definition shall be deemed satisfied as of the Third Amendment Effective Date and the requirements of clause (iii) of such definition shall be deemed satisfied so long as no Event of Default described in clause (a),

(b) (with respect to interest and fees), (d) (solely to the extent resulting from a failure to comply with Section 7.05 or 7.06 of the Credit Agreement), (g) or (h) of the definition thereof shall have occurred and be continuing) and (y) a Guarantor, in each case substantially contemporaneously with such amalgamation. Following such amalgamation, XL Bermuda Ltd shall be treated as a permitted successor to XL Insurance (Bermuda) and XL Re and all references to XL Insurance (Bermuda) and XL Re in the Credit Agreement, Pledge Agreement, Collateral Account Control Agreement and each other Credit Document shall be deemed to be a reference to XL Bermuda Ltd.
The Lenders hereby authorize the Administrative Agent and the Collateral Agent to execute and deliver all agreements, instruments and documents, and take all other actions, necessary or desirable, or reasonably requested by an Account Party and reasonably acceptable to the Administrative Agent, to further the purposes and intent of the amendments and consents set forth herein, including without limitation, execution and delivery of any Joinder Agreement pursuant to the terms hereof (with such changes mutually agreed upon by the parties thereto in order to correct, amend or cure any ambiguity, inconsistency, defect or ministerial matter or correct any typographical error or other manifest error) and the release of XL Group from its obligations under the Credit Documents in connection with the liquidation thereof pursuant to the terms of this Amendment.

Nothing in this Section 3 shall be construed to require, or to establish any course of conduct with respect to noticing, requesting or obtaining, the consent of any Lender or Issuing Lender or the Administrative Agent to any future transaction that is similar to any of the transactions referenced in this Section 3.
SECTION 4.Conditions to Effectiveness. This Amendment and the provisions hereof (other than the Specified Provisions) shall become effective on the date (the “Third Amendment Effective Date”) on which:
(a)    Amendment. The Administrative Agent shall have received a counterpart of this Amendment, in each case executed and delivered by a duly authorized officer of each of the Obligors, the Administrative Agent and Lenders constituting the Required Lenders.
(b)    Payment of Fees, Expenses. XL Group shall have paid all fees and expenses as required pursuant to Section 6 of this Amendment or otherwise in connection with this Amendment to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date.
(c)    Representations and Warranties. The representations and warranties set forth in Section 7 of this Amendment shall be true and correct.
(d)    No Defaults. No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date, after giving effect to this Amendment.
SECTION 5.Conditions to Effectiveness of the Specified Provisions. Section 2.10, Section 2.12 with respect to the resignation of Guarantors and Section 3(b) of this Amendment (together, the “Specified Provisions”) shall become effective on the date on which:
(a)    Third Amendment Effective Date. The Third Amendment Effective Date shall have occurred.
(b)    Amendment. The Administrative Agent shall have received a counterpart of this Amendment from all Lenders.
SECTION 6.Payment of Fees and Expenses. The Obligors agree to pay or reimburse the Administrative Agent and Collateral Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the documented reasonable fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent.
SECTION 7.Representations and Warranties. The Obligors hereby represent and warrant that (a) each of the representations and warranties set forth in Article IV of the Credit Agreement and in the other Credit Documents shall be, both immediately before and after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Third Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (b) both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (c) this Amendment has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 8.GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT SHALL EFFECT THE RIGHT OF ANY PARTY TO THIS AMENDMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 9.Amendments; Execution in Counterparts. (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement or any other Credit Document not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Obligors that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement and each of the other Credit Documents are and shall remain in full force and effect and each of the Obligors agrees, with respect to each Credit Document to which it is a party, that all of its obligations, liabilities and indebtedness under such Credit Document, as amended hereby, including guarantees and grants of security interests, shall remain in full force and effect. This Amendment shall constitute a Credit Document for the purposes of the Credit Agreement and the other Credit Documents. This Amendment may not be amended, nor may any provision hereof be waived, amended or modified except in writing signed by the Obligors, the Administrative Agent and the requisite Lenders pursuant to Section 10.02(b) of the Credit Agreement (assuming this Amendment were the Credit Agreement) and such Section 10.02(b) shall apply to this Amendment mutatis mutandis on such basis.
(b)    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or email shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)    Each party hereto acknowledges and agrees that its execution and delivery of a counterpart of a signature page to this Amendment to the Administrative Agent is irrevocable and binding on such party and its respective successors and assigns even if such signature page is submitted prior to the effectiveness of any amendment contained herein.
SECTION 10.Integration. This Amendment and the other Credit Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
SECTION 11.Severability. To the fullest extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

XL GROUP PLC,
as an Account Party and a Guarantor

By /s Stephen Robb
Name: Stephen Robb
Title: Group Controller and Chief Accounting Officer

U.S. Federal Tax Identification No.: 98-0665416

XLIT LTD.,
as an Account Party and a Guarantor

By /s Stephen Robb
Name: Stephen Robb
Title: Group Controller and Chief Accounting Officer

U.S. Federal Tax Identification No.: 98-0191089

X.L. AMERICA, INC.,
as an Account Party and a Guarantor

By /s/ Toni Ann Perkins
Name: Toni Ann Perkins
Title: Assistant Secretary

U.S. Federal Tax Identification No.: 06-1516268

XL INSURANCE (BERMUDA) LTD,
as an Account Party and a Guarantor

By /s/ Stanley Lee
Name: Stanley Lee
Title: Director

U.S. Federal Tax Identification No.: 98-0354869

XL RE LTD,
as an Account Party and a Guarantor

By /s/ Mark Twite
Name: Mark Twite

Title: Director

U.S. Federal Tax Identification No.: 98-0351953

XL RE EUROPE SE,
as an Account Party

By /s/ Alexandre Barrage
Name: Alexandre Barrage
Title: CFO

U.S. Federal Tax Identification No.: 30-0479679

XL INSURANCE COMPANY SE,
as an Account Party

By /s/ Marie Rees
Name: Marie Rees
Title: Company Secretary

U.S. Federal Tax Identification No.: 30-0479685

XL INSURANCE SWITZERLAND LTD,
as an Account Party

By /s/ Esther Kramer-Graf
Name: Esther Kramer-Graf
Title: Director

By /s/ Benno Schaffhauser
Name: Benno Schaffhauser
Title: CFO

U.S. Federal Tax Identification No.: 30-0479676

XL LIFE LTD,
as an Account Party and a Guarantor

By /s/ Mark Twite
Name: Mark Twite
Title: Director

U.S. Federal Tax Identification No.: 98-0228561

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By /s/ James Mintzer
Name: James Mintzer
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

The Royal Bank of Scotland, plc, as Lender

By /s/ Joseph A. Conte
Name: Joseph A. Conte
Title: Vice President

Barclays Bank PLC,
As Lender

By /s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Assistant Vice President

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

By /s/ Jorge Fries
Name: Jorge Fries
Title: Managing Director

By /s/ Gordon Yip
Name: Gordon Yip
Title: Director

GOLDMAN SACHS BANK USA

By /s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

HSBC Bank USA, National Association

By /s/ Richard Herder
Name: Richard Herder
Title: Managing Director, Head of North America Insurance Coverage

ING Bank N.V., London Branch

By /s/ M. Gruen
Name: M. Gruen
Title: Director

By /s/ M. Sharman
Name: M. Sharman
Title: Managing Director

LLOYDS BANK PLC,

By /s/ Erin Doherty
Name: Erin Doherty
Title:    Assistant Vice President
Transaction Execution
Category A
D006

By /s/ Daven Popat
Name: Daven Popat
Title:    Senior Vice President
Transaction Execution
Category A
P003

THE BANK OF NEW YORK MELLON

By /s/ Michael Pensari
Name: Michael Pensari
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD

By /s/ Suzanne Ley
Name: Suzanne Ley
Title: Vice President

BNP Paribas

By /s/ Nair Raghu
Name: Nair Raghu
Title: Vice President

By /s/ Riad Jafarov
Name: Riad Jafarov
Title: Vice President

COMMERZBANK AG, NEW YORK BRANCH

By /s/ Barry S. Feigenbaum
Name: Barry S. Feigenbaum
Title: Managing Director

By /s/ Christoph Zimmermann
Name: Christoph Zimmermann
Title: Vice President

Morgan Stanley Bank, N.A.

By /s/ Harry Comninellis
Name: Harry Comninellis
Title: Authorized Signatory

Wells Fargo Bank, National Association

By /s/ William R. Goley
Name: William R. Goley
Title: Director

SCHEDULE I

REDOMESTICATION TRANSACTIONS

1. XL Group Ltd (formerly known as Coral Reef Limited), a Bermuda exempted company (“New XL Group”), as a subsidiary of XL Group plc, an Irish public limited company (“XL Group”), will acquire shares of XL Group.

2. XL Group will effect a reduction of its capital under the Irish Companies Act 2014 in order to effect the cancellation of XL Group ordinary shares in connection with a scheme of arrangement under the Irish Companies Act 2014.

3. All of the existing ordinary shares of XL Group will be cancelled, other than the XL Group ordinary shares held by New XL Group and, if applicable, its nominees.

4. XL Group will issue shares to New XL Group equal to the number of shares cancelled pursuant to (3) above using the reserve created by the cancellation of the XL Group ordinary shares.

5. In return for such issuance of XL Group ordinary shares to New XL Group, New XL Group will issue common shares of New XL Group (“New XL Group common shares”) to existing XL Group shareholders whose shares were cancelled pursuant to (3) above. Each shareholder of XL Group will receive one New XL Group common share for each XL Group ordinary share owned by such shareholder, except New XL Group and, if applicable, its nominees who will retain their initial shares in XL Group.

6. As a result of the foregoing transactions, the holders of XL Group ordinary shares will become holders of New XL Group common shares, and New XL Group and, if applicable, its nominees will own all of the outstanding XL Group ordinary shares. The members of the Board of Directors of XL Group then in office will become the members of the Board of Directors of New XL Group. Shareholders of XL Group will continue to own an interest in the ultimate parent holding company of the XL group of companies, which will conduct immediately after the consummation of the foregoing transactions the same business operations through its subsidiaries as conducted by XL Group through its subsidiaries immediately before the consummation of such transactions.

EXHIBIT A
TO THIRD AMENDMENT AND CONSENT
EXHIBIT D
JOINDER AGREEMENT
JOINDER AGREEMENT dated as of [ ], between [        ] (the “New Obligor”)[, each Account Party], each Guarantor, [JPMORGAN CHASE BANK, N.A.], as Administrative Agent[, and [The Bank of New York Mellon], in each of its capacities as Collateral Agent, Custodian (each as defined herein) and Service Provider (as defined in the Collateral Account Control Agreement)] (the “Joinder Agreement”).1
WHEREAS, [XL GROUP PLC, an Irish public limited company (“XL Group”)]2, XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), [XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company (“XL Insurance (Bermuda)”)], [XL RE LTD, a Bermuda limited liability company (“XL Re”)], XL RE EUROPE SE (formerly known as XL RE EUROPE PLC), a European company organized under the laws of Ireland (“XL Re Europe”), XL INSURANCE COMPANY SE (formerly known as XL INSURANCE COMPANY PLC), a European company domiciled in the United Kingdom (“XL Insurance”), XL INSURANCE SWITZERLAND LTD, a company limited by shares organized under the laws of Switzerland (“XL Switzerland”), and XL LIFE LTD, a Bermuda company (“XL Life” and together with XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re, XL Re Europe, XL Insurance and XL Switzerland, each an “Account Party” and collectively, the “Account Parties”; XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re and XL Life, each a “Guarantor” and collectively the “Guarantors”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON, as collateral agent (the “Collateral Agent”) are party to that certain Secured Credit Agreement, dated as of November 22, 2013 (as amended, modified, restated and supplemented from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to such terms in the Credit Agreement or the Pledge Agreement, as applicable);

1
Account Parties, Collateral Agent, Custodian and Service Provider to be party to Joinder Agreement for any new Account Parties in order for the New Obligor to become party to the Pledge Agreement and the Collateral Account Control Agreement.

2	To be replaced by New XL Group following consummation of the Redomestication Transactions.

3	To be updated to conform to the parties at the time of the Joinder Agreement.

[WHEREAS, each of the Account Parties, as pledgors, and the Collateral Agent are party to that certain Pledge Agreement, dated as of November 22, 2013 (as amended, modified, restated and supplemented from time to time, the "Pledge Agreement");
WHEREAS, each of the Account Parties, as pledgors, the Administrative Agent, the Collateral Agent and [The Bank of New York Mellon], in its capacities as Custodian (the "Custodian") and Service Provider (as defined in the Collateral Account Control Agreement) are party to that certain Collateral Account Control Agreement, dated as of November 22, 2013 (as amended, modified, restated and supplemented from time to time, the "Collateral Account Control Agreement"); and]4.
WHEREAS, pursuant to Section 10.04(g) of the Credit Agreement, the New Obligor desires to become a party to the Credit Agreement[, the Pledge Agreement and the Collateral Account Control Agreement] as [an Account Party and/or Guarantor]/[Pledgor] thereunder.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
The New Obligor hereby becomes a party to the Credit Agreement[,the Pledge Agreement and the Collateral Account Control Agreement] as an [Account Party]/[Guarantor]/[Pledgor] thereunder with the same force and effect as if originally named therein as an [Account Party]/[Guarantor]/[Pledgor] and, without limiting the generality of the foregoing, hereby agrees to be bound by the terms of the Credit Agreement[,the Pledge Agreement and the Collateral Account Control Agreement] as an [Account Party]/[Guarantor]/[Pledgor] pursuant to [Section 10.04(g) (Additional Account Parties and/or Guarantors) of the Credit Agreement] /[Section 8(q) of the Pledge Agreement], and hereby expressly assumes all rights, obligations and liabilities of an [Account Party]/[Guarantor]/[Pledgor] thereunder.

2.
[As security for the payment of all of its Liabilities (and not the Liabilities of any other Pledgor), the New Obligor hereby assigns to the Collateral Agent, and grants to the Collateral Agent a continuing security interest in, as agent for the benefit of the Secured Parties, all right, title and interest of the New Obligor in the following property of the New Obligor, whether now or hereafter existing or acquired, regardless of where located (the "Collateral"):

(i)    the segregated securities account (and including any sub-accounts thereof and deposit accounts related thereto) established and maintained by the Custodian in the name of the New Obligor and bearing the account number specified on Schedule II hereto (as the same may be redesignated, renumbered or otherwise modified from time to time, and including any account opened in replacement of or in substitution for such account, the "New Obligor Custody Account") and all cash, Eligible Assets and all other property (including Investment Property) held therein or credited thereto from time to time;

4	Insert for any new Account Party

(ii)    to the extent related to any property described in this paragraph 2, all books, correspondence, credit files, records and other papers; and

(iii)    all Proceeds of any of the foregoing.

3.	Schedule I to the Collateral Account Control Agreement is hereby amended to include the Authorized Persons of the New Obligor specified on Schedule I hereto.

Schedule II to the Collateral Account Control Agreement is hereby amended to include the segregated securities accounts specified on Schedule II hereto and, for the avoidance of doubt, the term "Account" as defined in the Pledge Agreement and "Custody Account" as defined in the Collateral Account Control Agreement shall include the segregated securities accounts specified on Schedule II hereto.

The Custodian hereby represents that it has established, and agrees that it will maintain, the New Obligor Custody Account listed on Schedule II hereto in the name of the New Obligor.

The Collateral Agent, the New Obligor and the Custodian agree (i) that all Pledged Assets held in the New Obligor Custody Account for the New Obligor from time to time will be held by the Custodian as agent of the Collateral Agent and (ii) that Custodian will take such actions (including complying with entitlement orders and instructions directing the disposition of funds) with respect to such New Obligor Custody Account and any Pledged Assets therein as the Collateral Agent shall direct, and that in no event shall any consent of the New Obligor or any other party be required for the taking of any such action by Custodian].5

4.	The New Obligor is a company duly [incorporated] under the laws of [name of relevant jurisdiction] and is a wholly-owned Subsidiary of [XL Group].[6]

5.
[The New Obligor hereby confirms that the obligations, duties and liabilities of XL (Insurance) Bermuda Ltd and XL Re Ltd under the Credit Agreement and the other Credit Documents are its obligations, duties and liabilities, as applicable (and, for the avoidance of doubt and without limiting the effect of Bermuda law, to the extent any such obligations, duties and liabilities are not New Obligor’s obligations, duties and liabilities by operation of law, New Obligor hereby expressly assumes such obligations, duties and liabilities), in each case, to the same extent as if New Obligor had been an original signatory to each such Credit Document and each reference therein to either XL (Insurance) Bermuda Ltd and XL Re Ltd had been a reference to New Obligor. New Obligor hereby further confirms that all such obligations, duties and liabilities remain in full force and effect and all of the Liens and security interests created and arising under such Credit Documents with respect to XL (Insurance) Bermuda Ltd and XL Re Ltd shall remain in full force and effect with respect to New Obligor on a continuous basis].[7]

5	Insert for any new Account Party

6	To be replaced by New XL Group following consummation of the Redomestication Transactions.

7	To be included in the Joinder of XL Bermuda Ltd.

6.
[Following the consummation of the Redomestication Transactions, the joinder of the New Obligor as an Account Party and Guarantor pursuant to this Joinder Agreement and the assumption by the New Obligor of all of the rights and obligations of XL Group under the Credit Documents, the New Obligor shall be treated as a permitted successor to XL Group and all references to XL Group in the Credit Agreement, Pledge Agreement, Collateral Account Control Agreement and each other Credit Document shall be deemed to be a reference to the New Obligor (including, without limitation, such references to XL Group in Section 8(k) of the Pledge Agreement, and Section 6(A), Section 6(G), Section 7(B)(iv) and (v) and Section 9(A) of the Collateral Account Control Agreement). For the purposes of this Joinder Agreement, “Redomestication Transactions” shall mean the series of transactions pursuant to which XL Group and its Subsidiaries effect a change in the jurisdiction of incorporation of the parent company of the XL Group of Companies from Ireland to Bermuda].[8]

7.
[Following the Amalgamation, the New Obligor shall be treated as a permitted successor to XL Insurance (Bermuda) and XL Re and all references to XL Insurance (Bermuda) and XL Re in the Credit Agreement, Pledge Agreement, Collateral Account Control Agreement and each other Credit Document shall be deemed to be a reference to the New Obligor. For the purposes of this Joinder Agreement, “Amalgamation” shall mean the amalgamation of XL Insurance (Bermuda) and XL Re into XL Bermuda Ltd].[9]

8.
[Guarantee.[10] The New Obligor hereby, jointly and severally with the other Guarantors, irrevocably guarantees to each Lender, the Collateral Agent and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Reimbursement Obligations (and interest thereon) and LC Disbursements (and interest thereon) made by the Lenders on behalf of the Account Parties (other than such New Obligor in its capacity as an Account Party under the Credit Agreement) and all other amounts from time to time owing to the Lenders, the Collateral Agent or the Administrative Agent by such Account Parties under the Credit Agreement or any other Credit Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The New Obligor hereby, jointly and severally with the other Guarantors, further agrees that if any Account Party (other than such New Obligor in its capacity as an Account Party under the Credit Agreement) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the New Obligor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a guarantee of payment and not collection. Each of the other Guarantors hereby confirms, for the benefit of the Secured Parties, that (i) its obligations as a Guarantor are not discharged or otherwise affected by the provisions of this Joinder Agreement and shall accordingly continue in full force and effect, and that (ii) its Guarantee shall apply to such New Obligor’s obligations under the Credit Documents.]

8	To be included in the Joinder of XL Group Ltd.

9	To be included in the Joinder of XL Bermuda Ltd.

10	Insert for any new Guarantor.

9.
The New Obligor represents and warrants that each of the representations and warranties set forth in Article IV of the Credit Agreement and each other Credit Document and applicable to the New Obligor is true and correct in all material respects on and as of the date of this Joinder Agreement, except to the extent that any such representation and warranty is expressly stated to have been made as of a specific date, in which case such representation and warranty is true and correct in all material respects as of such specific date. The New Obligor represents and warrants that this Joinder Agreement has been duly executed and delivered by the New Obligor and constitutes a legal, valid and binding obligation of the New Obligor, enforceable against the New Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

10.	THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.	SECTIONS 10.09 AND 10.10 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

12.
By its signature hereto, the Administrative Agent directs the Collateral Agent to enter into this Joinder Agreement. In executing this Joinder Agreement, the Collateral Agent shall be entitled to the rights, benefits, protections, indemnities and immunities granted to it in the Credit Agreement.

13.
This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

14.
To the fullest extent permitted by law, any provision of this Joinder Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[XL Group PLC]
By:

[New Obligor]
By:

[Existing Guarantors]

[Existing Account Parties]11

[Administrative Agent]

[Collateral Agent, Custodian, Service Provider]12

11	To be party for Joinder Agreements for new Account Parties.

12	To be party for Joinder Agreements for new Account Parties.

[Schedule I to Joinder Agreement - Authorized Persons]13

13	Insert Schedule for new Account Parties.

[Schedule II to Joinder Agreement - segregated securities accounts]14

14	Insert Schedule for new Account Parties.

EXHIBIT B
TO THIRD AMENDMENT AND CONSENT
EXHIBIT E
RESIGNATION LETTER

To:     JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement (defined below)
From:    [Resigning Obligor] and XL Group PLC
Dated:
Dear Sirs:
1.    Reference is made to the Secured Credit Agreement, dated as of November 22, 2013 (as amended, modified, restated and supplemented from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to such terms in the Credit Agreement) among [XL GROUP PLC, an Irish public limited company (“XL Group”)]15, XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company (“XL Insurance (Bermuda)”), XL RE LTD, a Bermuda limited liability company (“XL Re”), XL RE EUROPE SE (formerly known as XL RE EUROPE PLC), a European company organized under the laws of Ireland (“XL Re Europe”), XL INSURANCE COMPANY SE (formerly known as XL INSURANCE COMPANY PLC), a European company domiciled in the United Kingdom (“XL Insurance”), XL INSURANCE SWITZERLAND LTD, a company limited by shares organized under the laws of Switzerland (“XL Switzerland”), and XL LIFE LTD, a Bermuda company (“XL Life” and together with XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re, XL Re Europe, XL Insurance and XL Switzerland, each an “Account Party” and collectively, the “Account Parties”; XL Group, XLIT, XL America, XL Insurance (Bermuda), XL Re and XL Life, each a “Guarantor” and collectively the “Guarantors”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON, as collateral agent (the “Collateral Agent”).16

2.	This letter is a Resignation Letter under the Credit Agreement.

15	To be replaced by New XL Group following consummation of the Redomestication Transactions.

16	To be updated to conform to the parties at the time of the Joinder Agreement.

3.
Pursuant to Section 10.04(h) (Resignation of an Account Party and/or Guarantor), we request that [resigning Obligor] be released from its obligations as an Account Party and/or Guarantor under the Credit Agreement (in the case of [resigning Obligor’s] obligations as a Guarantor, solely in connection with a dissolution or liquidation thereof permitted pursuant to Section 6.03).

4.
[We confirm that (A) no Default is continuing or would result from the effectiveness of this Resignation Letter and (B) all amounts then due and payable by [resigning Obligor] under the Credit Agreement and the other Credit Documents shall have been paid in full, (C) the delivery of this Resignation Letter shall not terminate (i) any obligation of [resigning Obligor] that remains unpaid at the time of such delivery, (ii) the obligations of any other Guarantor under Section 3 with respect to any such unpaid obligations [or (iii) the obligations of [resigning Obligor] in its capacity as a Guarantor, except to the extent expressly permitted pursuant to the first sentence of Section 10.04(h) of the Credit Agreement], (D) [resigning Obligor] in its capacity as an Account Party shall remain a party to the Credit Agreement and to any other Credit Document to which [resigning Obligor] is a party in its capacity as an Account Party prior to the delivery hereof and shall continue to have all the rights and obligations of an Account Party under the Credit Agreement and any other such Credit Document with respect to any Letters of Credit issued on behalf of [resigning Obligor] in its capacity as an Account Party prior to delivery hereof (until such time as such Letters of Credit issued for its account have been (i) terminated or expired or (ii) dealt with in any other manner reasonably satisfactory to the Administrative Agent and each Issuing Lender with respect thereto) but shall not be permitted to request the issuance, amendment or renewal of any additional Letters of Credit. Notwithstanding the foregoing, this Resignation Letter shall not affect any obligation which by the terms of the Credit Agreement survives the termination thereof.]

5.	THIS RESIGNATION LETTER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Resignation Letter to be duly executed and delivered by its duly authorized officer as of the date above first written.

[XL Group PLC]
By:

[Resigning Obligor]
By: